                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CONSO PRODUCTS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               PRELIMINARY COPIES







                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD NOVEMBER 9, 1998

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Conso Products Company (the "Company") will be held at the executive offices of Simplicity Pattern Co. Inc., Two Park Avenue, 12th Floor, New York, New York, on Monday, November 9, 1998, at 3:00 p.m., local time, for the purpose of considering and acting upon the following:

              1.     The election of six Directors.

              2. Approval of an amendment to the Company's Articles of Incorporation changing the Company's name to "Conso International Corporation".

              3. Ratification of the selection of Deloitte & Touche LLP as independent public accountants for the fiscal year ending June 26, 1999.

              4. Any and all other matters that may properly come before the meeting or any adjournment thereof.

       The Board of Directors has fixed the close of business on September 18, 1998 as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at such date will be entitled to notice of or to vote at the meeting.

       THE BOARD OF DIRECTORS WILL APPRECIATE THE PROMPT RETURN OF THE ENCLOSED PROXY, DATED AND SIGNED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS EXERCISED AND WILL NOT BE EXERCISED IF YOU ATTEND THE MEETING AND VOTE IN PERSON.


                                       By Order of the Board of Directors



                                       /s/ J. Cary Findlay
                                       J. Cary Findlay
                                       Chairman

Union, South Carolina
September 25, 1998

                               PRELIMINARY COPIES

                             CONSO PRODUCTS COMPANY
                                  P. O. Box 326
                              513 N. Duncan Bypass
                           Union, South Carolina 29379



                                 PROXY STATEMENT



General

           This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders of Conso Products Company, a South Carolina corporation (the "Company"), to be held at the executive offices of Simplicity Pattern Co. Inc., Two Park Avenue, 12th Floor, New York, New York, at 3:00 p.m., local time, on Monday, November 9, 1998. This Proxy Statement and accompanying proxy are first being sent to the shareholders of the Company on or about September 25, 1998.

           Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy and will reimburse such institutions for their reasonable expenses in so doing. The total cost of soliciting proxies will be borne by the Company.

           Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised by written request addressed to Secretary, Conso Products Company, P.O. Box 326, Union, South Carolina 29379 or by attending the meeting and electing to vote in person. Proxies received in such form will be voted as therein set forth at the meeting or any adjournment thereof.

           The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Shareholders, and routine matters incidental to the conduct of the meeting. However, if any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote the proxy in accordance with their judgment on such matters.

           Shareholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of Common Stock of the Company held by them of record at the close of business on September 18, 1998, which is the record date for determining the shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Voting on all matters, including the election of Directors, will be by voice vote or by show of hands, unless the holders of at least 25% of the shares represented at the meeting and entitled to vote on such matter demand a vote by ballot prior to the vote. The number of shares of Common Stock of the Company outstanding on September 18, 1998 was _______________.

Principal Shareholders

           At September 1, 1998, the only persons known to the Company to be the beneficial owners of more than 5% of the Common Stock of the Company were as follows:

                                                    Number of Shares and
           Name and Address of Beneficial           Nature of Beneficial          Percentage of Common
                       Owner                             Ownership(1)              Stock Outstanding
           ------------------------------           --------------------          --------------------

J. Cary Findlay                                        3,094,033(2)                     [42.3%]
513 N. Duncan Bypass
Union, SC 29379

FMR Corp.                                                748,050(3)                     [10.2%]
82 Devonshire Street
Boston, MA 02109

Royce & Associates, Inc.                                 496,375(4)                      [6.8%]
1414 Avenue of the Americas
New York, NY 10019

IDS Diversified Equity Income Fund                       407,250(5)                      [5.6%]
IDS Tower 10
Minneapolis, MN 55440

------------------

(1) Unless otherwise indicated, each shareholder has sole voting and sole investment power with respect to all shares beneficially owned.

(2) Includes 77,000 shares held by the Findlay Charitable Foundation, of which Mr. Findlay is a director and officer, and 72,520 shares held by the Findlay-Conso Education Foundation, of which Mr. Findlay is a director and officer. Also includes 78,788 shares that Mr. Findlay holds jointly with his wife, Konstance J.K. Findlay. Excludes 11,275 shares (which includes 9,200 shares subject to options that are presently exercisable or exercisable within 60 days) held by Mr. Findlay's wife individually, as to which shares Mr. Findlay disclaims beneficial ownership.

(3) The information concerning beneficial ownership set forth above and in this note is derived from an Amendment No. 2 to Schedule 13G dated June 10, 1998. FMR Corp. ("FMR") may be deemed to have sole dispositive power with respect to all of such shares because its wholly-owned subsidiary, Fidelity Management & Research Company ("Fidelity"), acts as investment adviser to the Fidelity Low-Priced Stock Fund (the "Fund"). The Schedule 13G reported that (a) the Fund owned all of such shares, (b) each of Edward C. Johnson III (a shareholder of FMR), FMR, Fidelity and the Fund has sole dispositive power with respect to such shares, (c) the Board of Trustees of the Fund has sole voting power with respect to such shares, (d) neither Mr. Johnson, FMR nor Fidelity has voting power with respect to such shares and (e) through ownership of FMR and a shareholders' agreement, members of Mr. Johnson's family and trusts for their benefit may be deemed to form a controlling group with respect to FMR.

(4) The information concerning beneficial ownership set forth above and in this note is derived from a Schedule 13G dated February 10, 1998. Royce & Associates, Inc. ("RAI") and Charles M. Royce, as a group, are the beneficial owners of 496,375 shares of the Company's Common Stock. Mr. Royce may be deemed to be a controlling person of RAI and to have sole voting and dispositive power with respect to all shares owned by it.

(5) The information concerning beneficial ownership set forth above and in this note is derived from an Amendment No. 1 to Schedule 13G dated August 31, 1995. American Express Financial Corporation, a registered investment adviser, has reported that such shares are held by IDS Diversified Equity Income Fund, an investment company advised by it. American Express Financial Corporation is a subsidiary of American Express Company, which disclaims beneficial ownership of all such shares.

           The following table sets forth, as of September 1, 1998, information as to the beneficial ownership of the Common Stock by all Directors and executive officers of the Company as a group and by S. Duane Southerland, Jr.,

William M. Stewart, David Sears and C.V. Balakrishnan. Messrs. Southerland, Stewart, Sears and Balakrishnan are executive officers named in the Summary Compensation Table who are not also nominees as Directors. Mr. Southerland resigned as President, Chief Executive Officer and Director effective August 10, 1998. Information with respect to the beneficial ownership of the Common Stock by J. Cary Findlay and the other Directors (and nominees) is contained in the table under "Election of Directors."

                                        Number of Shares and
                   Name of              Nature of Beneficial         Percentage of Common
              Beneficial Owner              Ownership(1)              Stock Outstanding
              ----------------              ------------              -----------------

Directors and executive                    3,301,109(3)                    [45.1%]
officers as a group
(15 persons) (2)

S. Duane Southerland, Jr.                     59,250(4)                      (5)

William M. Stewart                            10,650(6)                      (5)

David Sears                                   10,325(7)                      (5)

C.V. Balakrishnan                             89,875(8)                     [1.2%]

----------------------------

(1) Except as otherwise indicated in this Proxy Statement, all shares are currently issued and outstanding and each Director and executive officer has sole voting and investment power with respect to all shares beneficially owned. Share amounts are rounded to the nearest whole share.

(2) Includes shares owned by Judith Raymond Hadjandreas, Louis S. Oltman, Frank J. Rizzo, and Gordon B. Robinson, who became executive officers of the Company on August 21, 1998. Excludes shares owned by Sara H. Bissell, a nominee for Director, and S. Duane Southerland, Jr., who resigned as President, Chief Executive Officer and Director of the Company effective August 10, 1998.

(3) Includes an aggregate of 52,300 shares subject to options that are presently exercisable or exercisable within 60 days. Includes 27,000 shares held by the wife of C.V. Balakrishnan, an executive officer of the Company, as to which shares Mr. Balakrishnan disclaims beneficial ownership. Also includes and excludes certain shares as reflected in the notes to the table under "Election of Directors."

(4) Includes 3,000 shares subject to options that are presently exercisable or exercisable within 60 days.

(5)        Less than 1%.

(6) Includes 10,425 shares subject to options that are presently exercisable or exercisable within 60 days.

(7) Includes 7,550 shares subject to options that are presently exercisable or exercisable within 60 days.

(8) Includes 9,200 shares subject to options that are presently exercisable or exercisable within 60 days. Also includes 27,000 shares held by Mr. Balakrishnan's wife, as to which shares Mr. Balakrishnan disclaims beneficial ownership.

Election of Directors

           The Bylaws of the Company provide that the number of Directors shall not be less than one nor more than nine, as determined from time to time by resolution of the shareholders or the Board of Directors. The Board of Directors has fixed the number of Directors to be elected at the meeting at six.

           At the meeting, six Directors will be elected to serve, subject to the provisions of the Bylaws, until the 1999 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote in the election of Directors at a meeting at which a quorum is present. Provided a quorum is present, abstentions and shares not voted are not taken into account in determining a plurality. A quorum consists of a majority of votes entitled to be cast. It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR the six nominees listed below unless authority to vote for the nominees or any individual nominee is withheld by a shareholder in such shareholder's proxy. If for any reason any nominee shall not become a candidate for election as a Director at the meeting, an event not now anticipated, the proxies will be voted for up to six nominees including any substitutes that may be designated by the Board of Directors.

           The nominees for the Board of Directors are: J. Cary Findlay, Antony
W. Laughton, John H. Maxheim, James H. Shaw, Konstance J.K. Findlay and Sara H. Bissell. Set forth below is information about the nominees and about Marcus T. Hickman, who is retiring as a Director when his term expires at the Annual Meeting of Shareholders. Except for Sara H. Bissell, each of the nominees is currently a member of the Board of Directors. Mr. Findlay has been a Director of the Company since 1986. Messrs. Laughton, Maxheim and Shaw were first elected Directors on January 6, 1994. Ms. Findlay was elected Director on May 15, 1995. Mr. Hickman was elected Director on February 9, 1996. Mr. Findlay and Ms. Findlay are husband and wife.

                                                                                      Number of
                                                                                      Shares and
                                                                                      Nature of           Percentage of
       Name of                         Information About                              Beneficial          Common Stock
Director or Nominee (1)        Age     Director or Nominee                            Ownership(2)        Outstanding
-----------------------        ---     -------------------                            ------------        -----------

J. Cary Findlay                  59    Chairman of the Board since 1986; President      3,094,033(3)            [42.3%]
                                       and Chief Executive Officer of the Company
                                       from December 1987 to May 1995 and since
                                       August 1998

Antony W. Laughton               65    Consultant to British Trimmings Limited, a          54,525(4)             (5)
                                       wholly-owned subsidiary of the Company
                                       ("British Trimmings") since October 1997;
                                       Managing Director of British Trimmings from
                                       1974 to September 1997

John H. Maxheim                  63    Chairman, President, Chief Executive Officer         8,371                (5)
                                       and a Director of Piedmont Natural Gas
                                       Company (a utility company) since 1984

James H. Shaw                    69    Retired; Chairman of Consolidated Ivey's             3,750                (5)
                                       (department store chain) from 1986 to 1989;
                                       Chief Executive Officer of Consolidated
                                       Ivey's from 1986 to 1988; Director of The
                                       Cato Corporation (apparel retailer)

Konstance J. K. Findlay          51    Senior Vice President-Business Development         230,383(6)            [2.3%]
                                       of the Company since May 1995; Vice
                                       President-International Sales of the Company
                                       from January 1993 to May 1995; Vice
                                       President-Production of the Company from
                                       January 1992 to January 1993; Production
                                       Manager of the Company from November 1988 to
                                       January 1992

                                                                                      Number of
                                                                                      Shares and
                                                                                      Nature of           Percentage of
       Name of                         Information About                              Beneficial          Common Stock
Director or Nominee (1)        Age     Director or Nominee                            Ownership(2)        Outstanding
-----------------------        ---     -------------------                            ------------        -----------

Sara H. Bissell                  60    President of Treasures Unlimited, Inc.              1,000                 (5)
                                       (retail shop selling custom linens, antiques
                                       and gifts) since 1983

Marcus T. Hickman                75    Of Counsel to Kennedy Covington Lobdell &           5,446(7)              (5)
                                       Hickman, L.L.P. (attorneys) since January
                                       1995; Partner in Kennedy Covington Lobdell &
                                       Hickman, L.L.P. from 1957, when he
                                       co-founded the firm, through 1994

------------------

(1) The information about the Directors was furnished by them to the Company.

(2) Except as otherwise indicated, all shares are currently issued and outstanding and each shareholder has sole voting and investment power with respect to all shares beneficially owned. Common Stock ownership information is as of September 1, 1998.

(3) Includes 77,000 shares held by the Findlay Charitable Foundation, of which Mr. Findlay is a director and officer, and 72,520 shares held by the Findlay-Conso Education Foundation, of which Mr. Findlay is a director and officer. Also includes 78,788 shares that Mr. Findlay holds jointly with his wife, Konstance J. K. Findlay. Excludes 11,275 shares (which includes 9,200 shares subject to options that are presently exercisable or exercisable within 60 days) held by Mr. Findlay's wife individually, as to which shares Mr. Findlay disclaims beneficial ownership.

(4) Includes 42,750 shares held in trusts for the benefit of Mr. Laughton's children, of which Mr. Laughton and his wife are trustees, and 5,250 shares subject to options that are presently exercisable or exercisable within 60 days.

(5)       Less than 1%.

(6) Includes 9,200 shares subject to options that are presently exercisable or exercisable within 60 days, 77,000 shares held by the Findlay Charitable Foundation, of which Ms. Findlay is a director and officer, and 72,520 shares held by the Findlay-Conso Education Foundation, of which Ms. Findlay is a director and officer. Also includes 78,788 shares that Ms. Findlay holds jointly with her husband, J. Cary Findlay. Excludes 3,094,033 shares held by Ms. Findlay's husband, as to which shares Ms. Findlay disclaims beneficial ownership.

(7) Includes 450 shares held by Mr. Hickman's wife, as to which shares Mr. Hickman disclaims beneficial ownership.


The Board of Directors and its Committees

          The Board of Directors met seven times during the past fiscal year ended June 27, 1998. Each Director attended at least 75% of the meetings of the Board of Directors and any Committees on which such Director served during the period that he or she was a Director in the last fiscal year. The Board of Directors of the Company has Executive, Compensation, Audit and Nominating Committees.

          The Executive Committee is composed of Messrs. Findlay and Maxheim and is authorized to exercise all the powers and authority of the Board of Directors that can be delegated to a committee under the South Carolina Business Corporation Act. The Executive Committee did not meet during the past fiscal year, although from time to time it meets informally and acts by unanimous written consent.

          The Compensation Committee is composed of Messrs. Maxheim, Shaw and Hickman and is responsible for making recommendations with respect to compensation of executive officers and for other compensation matters (other than the administration of the Company's 1993 Stock Option Plan). The Compensation Committee met four times during the past fiscal year.

          The Audit Committee is composed of Messrs. Maxheim, Shaw and Hickman and is responsible for reviewing the Company's financial statements, audit reports, internal financial controls, internal audit procedures and the services performed by the Company's independent public accountants, and for making recommendations with respect to those matters to the Board of Directors.
The Audit Committee met five times during the past fiscal year.

          The Nominating Committee is composed of Messrs. Findlay, Maxheim, Shaw and Hickman. The function of the Nominating Committee is to search for and recommend qualified, experienced candidates to be nominated for election as Directors at annual shareholder meetings and to fill any vacancies on the Board of Directors. The Nominating Committee will consider shareholder recommendations for nominees with the potential nominee's consent. However, the final determination of whether a candidate will be nominated to become a Director is reserved for the Nominating Committee. Any shareholder recommendations should be mailed to Nominating Committee, Attention: J. Cary Findlay, Conso Products Company, P.O. Box 326, Union, South Carolina 29379. The Nominating Committee was established in May 1998 and did not meet during the past fiscal year.

Executive Officers

          Mr. Findlay, Chairman, President and Chief Executive Officer of the Company and Ms. Findlay, Senior Vice President-Business Development of the Company, are each nominees for election as Directors. Information about the Company's executive officers who are not also nominees for election as Directors follows:

          C. V. Balakrishnan, age 59, became Managing Director of British Trimmings in August 1998. Mr. Balakrishnan, who joined British Trimmings in 1973, was Financial Director from 1981 to 1983 and served as its Chief Operating Officer from 1983 until September 1997 and as its Co-Managing Director from October 1997 until August 1998.

          Gilbert G. Bartell, age 65, has been Senior Vice President-Finance, Chief Financial Officer and Treasurer of the Company since October 1986. From 1979 to 1986, Mr. Bartell served Springs Industries, Inc. (a manufacturer of textile and home furnishings products) as Controller of its Conso Division.

          David B. Dechant, age 34, joined the Company in April 1989 and has served as Chief Accounting Officer since 1990. Prior to joining the Company, Mr. Dechant was employed by Deloitte, Haskins & Sells (now Deloitte & Touche LLP) from April 1987 to April 1989 and Arthur Andersen & Co. from June 1985 to April 1987.

          Judith Raymond Hadjandreas, age 51, became Senior Vice
President-Pattern Products of the Company in August 1998. In addition, Ms. Hadjandreas has been Senior Vice President-Products of Simplicity Capital Corporation since 1985.

          Louis S. Oltman, age 51, became Senior Vice President-Sales and Marketing of the Company in August 1998. In addition, Mr. Oltman has been Senior Vice President-Sales of Simplicity Capital Corporation since 1991.

          Frank J. Rizzo, age 42, became Senior Vice President of the Company and Chief Operating Officer of Simplicity Capital Corporation in August 1998. Mr. Rizzo was Senior Vice President and Chief Financial Officer of Simplicity Capital Corporation from 1991 until August 1998.

          Gordon B. Robinson, age 47, became Senior Vice President of the Company in August 1998. In addition, Mr. Robinson has been Vice
President-International of Simplicity Capital Corporation since 1990 and Managing Director of Simplicity Pattern Limited, an indirect wholly-owned subsidiary of Simplicity Capital Corporation, since 1987.

          David Sears, age 65, has been Vice President-Sales of the Company since October 1986. From 1979 to 1986, Mr. Sears was employed by Springs Industries, Inc. as sales manager of its Conso Division.

          William M. Stewart, age 49, became Senior Vice President and Chief Operating Officer-Products of the Company in August 1998. Mr. Stewart previously served as Vice President-Manufacturing of the Company from July 1988 to September 1997 and Co-Managing Director of British Trimmings from October 1997 to August 1998.

          Officers are appointed by the Board of Directors and serve at its pleasure.

Certain Transactions

          On June 19, 1998, the Company acquired all of the capital stock of Simplicity Capital Corporation, a Delaware corporation ("Simplicity"), from its shareholders for a total consideration of $33,000,000 in cash. Simplicity and its subsidiaries are engaged in the business of designing, producing and selling patterns and pattern catalogs for apparel, costumes, crafts, home decorations, and other home sewing applications. On August 21, 1998, the following managers of Simplicity were appointed executive officers of the Company: Judith Raymond Hadjandreas, Louis S. Oltman, Frank J. Rizzo, and Gordon B. Robinson. In connection with the acquisition of Simplicity, Messrs. Oltman and Rizzo and Ms. Hadjandreas each received $318,621 from the Company in cash at closing in exchange for their Simplicity stock and the satisfaction of certain obligations of Simplicity to them in connection with their employment with Simplicity. Mr. Robinson received $155,794 from the Company in cash at closing in exchange for his Simplicity stock and the satisfaction of certain obligations of Simplicity to him in connection with his employment with Simplicity. In addition, the Company has agreed to make payments (in amounts of approximately $99,212 each) into escrow for the purpose of funding certain tax adjustments for the benefit of Messrs. Oltman and Rizzo and Ms. Hadjandreas.

          On July 1, 1998, the Company purchased real property owned jointly by Mr. Findlay and Ms. Findlay in exchange for shares of the Company's Common Stock. The Company issued 78,788 shares of Common Stock to Mr. Findlay and Ms. Findlay jointly as consideration for the acquisition of the real property. Such consideration was based upon a closing price of the Common Stock of $8.25 on July 1, 1998 and a value of $650,000 (the Findlays' cost basis) for the real property.

Compensation Committee Interlocks and Insider Participation

          During the fiscal year ended June 27, 1998, the following Directors served on the Compensation Committee of the Board of Directors of the Company:
James H. Shaw, John H. Maxheim, and Marcus T. Hickman. Mr. Hickman is Of Counsel to and a retired partner in the law firm of Kennedy Covington Lobdell & Hickman, L.L.P., which regularly provides legal services to the Company. During the fiscal year, no executive officer of the Company served as a director or member of the compensation committee (or committee performing similar functions) of any other entity of which an executive officer served on the Board of Directors or Compensation Committee of the Company.

Compensation Committee Report

          The Compensation Committee of the Board of Directors of the Company, whose members are named below, provides overall guidance to the Company's executive compensation process. The Committee's recommendations regarding the compensation of the Chief Executive Officer and the other executive officers of the Company are subject to approval by the Board. The Company's 1993 Stock Option Plan is administered by a Stock Option Committee composed of Messrs. Maxheim and Shaw, both of whom are members of the Compensation Committee. The Stock Option Committee makes decisions with respect to grants under the Company's 1993 Stock Option Plan.

          The Committee's compensation policies are designed to fairly compensate the executive officers of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, the motivation of those officers and employees reporting to them, their extended period of service to the Company and their dedication and diligence in carrying out their responsibilities. In determining the compensation of executive officers other than the Chief Executive Officer, the Compensation Committee primarily considers the recommendations of the Chief Executive Officer in connection with the annual reviews of the compensation and bonuses of all management personnel, except that the compensation (including bonuses) of Mr. Balakrishnan is determined by his employment agreement that was entered into at the time British Trimmings was acquired by the Company. See "Employment Agreements" below. In granting stock options, the Stock Option Committee also primarily considers the recommendations of the Chief Executive Officer. Such compensation recommendations by the Chief Executive Officer are not specifically related to corporate performance, but are based primarily upon the Chief Executive Officer's subjective assessment of the individual performance and contributions of the respective employees in light of the factors described above, which are discussed with the Compensation Committee.

          The compensation of Mr. Findlay, the Company's Chairman, Chief Executive Officer and President, is currently $300,000 per year. Mr. Findlay's salary had been $275,000 per year from the beginning of 1994 (shortly after the Company's initial public offering) until August 1998. Mr. Findlay's compensation is not specifically related to corporate performance. The increase to $300,000 was approved in August 1998 in connection with Mr. Findlay's resumption of the duties of President and Chief Executive Officer.

          The compensation of Mr. Southerland, who was Chief Executive Officer until August 1998, was initially determined by his employment agreement that was entered into at the time he joined the Company as Chief Executive Officer in May 1995. See "Employment Agreements" below. Such employment agreement was reviewed by the Compensation Committee in connection with its approval by the Board of Directors, and reflected terms negotiated at arms length with Mr. Southerland to obtain his services and induce him to accept employment with the Company. The initial compensation level specified by Mr. Southerland's employment agreement was determined by the members of the Compensation Committee to be appropriate to attract a Chief Executive Officer with Mr. Southerland's background and experience. Mr. Southerland's compensation was not specifically related to corporate performance. Mr.
Southerland resigned as Chief Executive Officer of the Company effective August 10, 1998.

          The above report is presented by the following members of the Compensation Committee: James H. Shaw, John H. Maxheim and Marcus T. Hickman.

Shareholder Return Performance Graph

          Presented below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return on Standard & Poor's Textile - Home Furnishings Index (the "S&P Textile - Home Furnishings Index") and the Total Return Index for The Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index") for the period commencing December 15, 1993 (the date the Company's Common Stock commenced trading on the Nasdaq National Market) and ending June 27, 1998.


                                    [graph]


====================================================================================================================================
Company / Index                     Dec. 15, 1993    July 2, 1994   July 1, 1995    June 29, 1996    June 28, 1997     June 27, 1998
====================================================================================================================================
CONSO PRODUCTS COMPANY                   100            128.83         124.37           216.55           245.00            165.00
------------------------------------------------------------------------------------------------------------------------------------
S&P TEXTILE - HOME FURNISHINGS           100             79.13          98.67           133.77            143.8            129.01
------------------------------------------------------------------------------------------------------------------------------------
NASDAQ COMPOSITE INDEX                   100             91.32         121.89           156.49            190.3            251.19
====================================================================================================================================

       This graph assumes that $100 was invested in the Company's Common Stock, on the S&P Textile - Home Furnishings Index and on the Nasdaq Composite Index on December 15, 1993, and that dividends were reinvested.

Executive Compensation

          The table below shows the compensation paid or accrued by the Company for the three fiscal years ended June 27, 1998 to or for the account of the Company's Chief Executive Officer and its four other most highly compensated executive officers (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                   Annual Compensation
                                                     ------------------------------------------------
                                                                                                                  Long Term
                                                                                                                Compensation
                                                                                          Other Annual             Awards
           Name and Principal          Fiscal          Salary            Bonus            Compensation             Options
                 Position               Year             ($)              ($)                  ($)                   (#)
           ------------------           ----          -------           ------              --------             ------------

J. Cary Findlay(1)(2)                   1998          275,000             --                   (3)                   --
  Chairman, President and               1997          275,000             --                   (3)                   --
  Chief Executive Officer               1996          275,000             --                   (3)                   --

S. Duane Southerland, Jr.               1998          221,250           15,000              38,765(4)                --
  President and Chief                   1997          212,500           20,000              31,867(4)               4,500
  Executive Officer (until              1996          202,500             --                25,676(4)                --
  August 1998)(2)

William M. Stewart                      1998          141,000           10,000                 (3)                   --
  Senior Vice President-                1997          114,500           10,000                 (3)                  4,500
  Production                            1996          101,500            7,500                 (3)                  7,425

David Sears                             1998          121,750            6,000                 (3)                   --
  Vice President-Sales                  1997          117,250            8,000                 (3)                  3,000
                                        1996          113,000            8,000                 (3)                  8,325

C.V. Balakrishnan                       1998          114,594             --                96,596(5)                --
  Managing Director -                   1997          108,924           13,732              75,740(5)               3,000
  United Kingdom Products               1996          101,561            7,729              80,697(5)               7,200

---------------

(1) Excludes all compensation paid or awarded to Mr. Findlay's wife, Konstance J. K. Findlay.

(2) Mr. Southerland resigned as President and Chief Executive Officer effective August 10, 1998, at which time Mr. Findlay assumed such offices.

(3) The Named Executive Officer did not receive personal benefits during such year (valued at the aggregate incremental cost to the Company and its subsidiaries) in excess of 10% of his salary and bonus.

(4) Includes (a) $32,296 in relocation expenses for fiscal 1998, (b) $16,728 in relocation expenses and $9,132 in country club membership expenses for fiscal 1997 and (c) $20,090 in moving and related expenses for fiscal 1996.

(5) Includes payments by the Company to fund a pension arrangement whereby Mr. Balakrishnan can retire at age 60 (May 2000) at two-thirds of his salary. Such payments were in the amounts of $69,807 in fiscal 1998, $65,040 in fiscal 1997 and $90,659 in fiscal 1998.

        The table below sets forth information relating to the exercise of stock options during the fiscal year ended June 27, 1998 by each Named Executive Officer and the fiscal year-end value of unexercised stock options.

                         AGGREGATED OPTION EXERCISES IN
                      FISCAL 1998 AND FY-END OPTION VALUES

                                                                              Number of                   Value of
                                                                          Shares Underlying              Unexercised
                                                                             Unexercised                In-the-Money
                                                                               Options                     Options
                                                                            at FY-End(#)                at FY-End($)
                                        Shares                              -------------               -------------
                                      Acquired on         Value             Exercisable/                Exercisable/
              Name                     Exercise        Realized($)          Unexercisable               Unexercisable
              ----                     --------        -----------          -------------               -------------

       J. Cary Findlay                    --                --                   0/0                         0/0
       S. Duane Southerland, Jr.          --                --               1,500/3,000                     0/0
       William M. Stewart                 --                --               6,450/3,000                 3,911/7,821
       David Sears                        --                --               4,700/3,850                 2,923/5,846
       C.V. Balakrishnan                  --                --               5,800/4,400                 7,584/3,792

        No tables showing option grants or awards under long-term incentive plans are presented because no Named Executive Officer received any such compensation during the fiscal year ended June 27, 1998.

Director Compensation

        Directors who are officers or employees of the Company receive no additional compensation for serving as Directors. Directors who are not compensated as officers or employees of the Company are paid a quarterly retainer fee of $2,000, a fee of $1,400 for each meeting of the Board of Directors attended and a fee of $300 for each meeting of any Committee thereof attended. The quarterly retainer fee was increased from $1,000 to $2,000 in August 1998. All Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and any of its Committees.

        Under the Company's Stock Election Plan for Non-Employee Directors (the "Director Stock Plan"), Directors of the Company who are not regular employees of the Company or its subsidiaries may elect to receive all or a portion of the cash compensation to which they would otherwise be entitled in the form of shares of the Company's Common Stock. The number of shares of Common Stock to be issued to a Director upon such an election is determined based upon 90% of the fair market value of the Common Stock on the date of issuance (which is five business days after the date of each quarterly meeting). The Director Stock Plan was adopted and approved by the Board of Directors on January 28, 1997. During the fiscal year ended June 27, 1998, Messrs. Maxheim and Hickman were each issued 2,112 shares of Common Stock pursuant to the Director Stock Plan.

Employment Agreements

        In connection with the Company's acquisition of all of the issued and outstanding share capital of British Trimmings in December 1993, Mr. Balakrishnan entered into an employment agreement with British Trimmings for the five-year period following the acquisition. The employment agreement provided for initial annual compensation of (pound)62,500 for Mr. Balakrishnan to be adjusted annually for inflation. The employment agreement also provides for an annual bonus for Mr. Balakrishnan based on British Trimmings' operating profits, and certain other benefits. In addition, the employment agreement provides for the Company to continue funding annually a pension arrangement whereby Mr. Balakrishnan can retire at age 60 (May 2000) at two-thirds of his salary.

        The Company is party to an employment agreement with Mr. Southerland, who resigned as President and Chief Executive Officer of the Company effective August 10, 1998. The agreement provided for an annual salary of $200,000 (subject to annual review) and certain other benefits. Pursuant to this agreement, Mr. Southerland is entitled to severance payments for a period of up to 15 months (or, if earlier, until Mr. Southerland obtains other full-time employment) at the same rate as Mr. Southerland's base salary immediately prior to the termination of his employment with the Company. The total amount of severance to be paid to Mr. Southerland through November 1999 could be up to $276,562.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers and certain persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities. Directors, executive officers and such greater than 10% shareholders are required to furnish the Company copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 27, 1998, all Section 16(a) filing requirements applicable to Directors, executive officers and greater than 10% shareholders were complied with on a timely basis.

Amendment of the Articles of Incorporation to Change the Name of the Company

        On August 21, 1998, the Company's Board of Directors authorized an amendment to the Company's Articles of Incorporation changing the Company's name to "Conso International Corporation" and recommended that the proposed amendment be submitted to the shareholders of the Company for approval. To effect the name change, the Articles of Incorporation would be amended by deleting in its entirety Article 1 and by inserting in lieu thereof the following:

        1.     The name of the Corporation is Conso International Corporation.

        In recent years, the Company has, largely through acquisitions, diversified into businesses outside the decorative trimmings industry and expanded into world markets. The Board of Directors believes that changing the name of the Company from "Conso Products Company" to "Conso International Corporation" reflects more accurately the Company's recent diversification and expansion, while maintaining the brand recognition associated with the "Conso" name.

        Approval of the proposed amendment to the Articles of Incorporation to change the name of the Company requires the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock entitled to vote at the Annual Meeting of Shareholders. Accordingly, abstentions and broker non-votes will have the effect of votes against this proposal.

        The Board of Directors of the Company recommends a vote FOR the proposal to amend the Articles of Incorporation to change the name of the Company to Conso Corporation and proxies solicited by the Board of Directors will be so voted unless a shareholder specifies a different choice.

Selection of Independent Public Accountants

        The Board of Directors has selected Deloitte & Touche LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending June 26, 1999. This selection is being presented to the shareholders for their ratification at the Annual Meeting of Shareholders. Deloitte & Touche LLP audited the Company's financial statements for the fiscal year ended June 26, 1999 and prior years and is considered well qualified.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders with an opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

        The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending June 26, 1999, and proxies solicited by the Board of Directors will be so voted unless shareholders specify a different choice.

        If the shareholders do not ratify the selection of Deloitte & Touche LLP, the selection of independent public accountants will be reconsidered by the Board of Directors.

Change in Accountants for Subsidiary

        On December 5, 1997, the Company's Audit Committee and its Board of Directors approved expanding the engagement of Deloitte & Touche LLP, the Company's principal accountant, to include the audit of the financial statements of British Trimmings Limited, a significant subsidiary of the Company, for the fiscal year ending June 27, 1998. For more than the previous two fiscal years, the financial statements of British Trimmings Limited had been audited by Grant Thornton and, in its audit reports as principal accountant for the Company, Deloitte & Touche LLP had expressed reliance on the reports of Grant Thornton as to British Trimmings Limited. As a result of the expansion of the engagement of Deloitte & Touche LLP, Grant Thornton was no longer engaged to audit the financial statements of British Trimmings Limited, but may be engaged to provide or continue to provide other accounting services for the Company and its subsidiaries.

        Neither the principal accountant's reports on the financial statements of the Company nor Grant Thornton's reports on the financial statements of British Trimmings Limited for the two most recent fiscal years ended June 28, 1997 contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

        During the Company's two most recent fiscal years ended June 28, 1997 and subsequent periods, (1) there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreement(s) in its report, and (2) no "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K) occurred.

        As the Company's principal accountant, Deloitte & Touche LLP was regularly consulted by the Company as to various accounting, auditing and financial reporting matters during the two most recent fiscal years and subsequent interim periods prior to the expansion of its engagement to include the audit of British Trimmings Limited; however, none of the matters as to which the Company consulted Deloitte & Touche LLP during such periods were with regard to the application of accounting principles to specified transactions or the type of audit opinions that might be rendered on the Company's financial statements, in either case as related only to British Trimmings Limited.

Shareholder Proposals

        Any proposal that a shareholder intends to present for action at the 1999 Annual Meeting of Shareholders, currently scheduled for November 8, 1999, must be received by the Company no later than May 28, 1999, in order for the proposal to be included in the proxy statement and form of proxy for the 1999 Annual Meeting of Shareholders. In addition, if the Company receives notice of shareholder proposals after August 11, 1999, then the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposals, without discussion of the matters in the proxy statement and without such proposals appearing as separate items on the proxy card. Shareholders proposals should be sent to Secretary, Conso Products Company, P.O. Box 326, Union, South Carolina 29379.

Annual Report to Securities and Exchange Commission

        UPON WRITTEN REQUEST OF A SHAREHOLDER, THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 27, 1998 TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR BEFORE SEPTEMBER 28, 1998. SUCH REQUEST SHOULD BE SUBMITTED TO GILBERT G. BARTELL, TREASURER, CONSO PRODUCTS COMPANY, P. O. BOX 326, UNION, SOUTH CAROLINA 29379.

                                                                      APPENDIX A

                               PRELIMINARY COPIES

                             Conso Products Company                        PROXY

                Proxy solicited by the Board of Directors for the Annual Meeting of Shareholders to be held November 9, 1998

       The undersigned hereby appoints J. Cary Findlay and Gilbert G. Bartell, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the Common Stock of the undersigned in Conso Products Company at the Annual Meeting of Shareholders to be held on November 9, 1998, and at any adjournment thereof.

       This proxy will be voted as specified herein and, unless otherwise directed, will be voted (i) FOR the election of all nominees as Directors, (ii) FOR approval of the amendment to the Company's Articles of Incorporation changing the name of the Company to "Conso International Corporation," and (iii) FOR ratification of the selection of Deloitte & Touche LLP as independent public accountants. The Board of Directors recommends voting FOR each item.

1. ELECTION OF DIRECTORS: Nominees are J. Cary Findlay, Antony W. Laughton, John H. Maxheim, James H. Shaw, Konstance J.K. Findlay and Sara H. Bissell.


         [ ]   1 FOR all listed nominees (except do not vote for the nominee(s)
                 whose name(s) I have written below)


                 ---------------------------------------------------------------

         [ ]   2 WITHHOLD AUTHORITY to vote for the listed nominees

2. APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION CHANGING THE NAME OF THE COMPANY TO "CONSO INTERNATIONAL CORPORATION"


                [ ] 3 FOR    [ ] 4 AGAINST    [ ] 5 ABSTAIN


3. RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS



                [ ] 6 FOR    [ ] 7 AGAINST    [ ] 8 ABSTAIN


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Receipt of Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.

Please date and sign exactly as printed below and return promptly in the enclosed postage paid envelope.

                                    Dated:                              ,  1998.
                                           -----------------------------

                                    --------------------------------------------

                                    --------------------------------------------
                                    (When signing as attorney, executor,
                                    administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign.)